As filed with the Securities and Exchange Commission on July 17, 2024

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

ORGENESIS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0583166
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

20271 Goldenrod Lane

Germantown, MD 20876

(Address, Including Zip Code, of Principal Executive Offices)

ORGENESIS, INC. 2017 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Vered Caplan

President & Chief Executive Officer

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2) B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 9,000,000 shares of its common stock which, pursuant to an amendment to the Registrant’s 2017 Equity Incentive Plan (the “Plan”), are issuable upon the grant, exercise or vesting of awards under the Plan. These 9,000,000 shares are in addition to the 3,000,000 shares of the Registrant’s common stock which were previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-242195) filed with the Securities and Exchange Commission (the “Commission”) on August 7, 2020 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Exhibit Number	Exhibit Description
4.1	Articles of Incorporation, as amended (incorporated by reference to an exhibit to our registration statement on Form S-8, filed on August 7, 2020).
4.2	Amended and Restated Bylaws of the Company, as amended dated December 14, 2022 (incorporated by reference to an exhibit to our current report on Form 8-K, filed on December 19, 2022).
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.
23.1*	Consent of Kesselman & Kesselman.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	2017 Equity Incentive Plan, as amended (incorporated by reference to an exhibit to our current report on Form 8-K, filed on June 27, 2024).
99.2	Form of Stock Option Agreement (incorporated by reference to an exhibit to our registration statement on Form S-8, filed on August 7, 2020).
107*	Calculation of Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germantown, Maryland on July 17, 2024.

ORGENESIS INC.

By:	/s/ Vered Caplan
Vered Caplan
President & Chief Executive Officer

Each person whose signature appears below constitutes and appoints Victor Miller and Evan Fishman, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Orgenesis Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vered Caplan	Chief Executive Officer and Director	July 17, 2024
Vered Caplan	(Principal Executive Officer)

/s/ Victor Miller	Chief Financial Officer, Treasurer and Secretary	July 17, 2024
Victor Miller	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yaron Adler	Director	July 17, 2024
Yaron Adler

/s/ Ashish Nanda	Director	July 17, 2024
Ashish Nanda

/s/ Itzhak Vider	Director	July 17, 2024
Itzhak Vider

/s/ Mark Goodman	Director	July 17, 2024
Mark Goodman

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